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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 31 to Registration Statement No. 2-58521 on Form N-1A of our reports dated August 13, 2002 on Merrill Lynch Basic Value Fund, Inc. (the "Fund") and Master Basic Value Trust, both appearing in the Fund's June 30, 2002 Annual Report, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
October 18, 2002